UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	47-3298142
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-202634

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the class A shares representing limited partner interests in 8point3 Energy Partners LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement and the Opco Limited Liability Company Agreement Relating to Cash Distributions,” “Description of the Shares,” “Material Provisions of the 8point3 Partners Partnership Agreement,” “Shares Eligible For Future Sale” and “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-202634) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on March 10, 2015, under the Securities Act of 1933 (the “Securities Act”). This description of the class A common shares is incorporated herein by reference and will be set forth in any prospectus filed in accordance with Rule 424(b) under the Securities Act.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Form S-1 Registration Statement to be signed on its behalf by the undersigned.

Date: June 15, 2015	8point3 Energy Partners LP

	By:	8point3 General Partner, LLC, its General Partner

	By:	/s/ Jason E. Dymbort
	Name:	Jason E. Dymbort
	Title:	General Counsel